Prospectus Supplement (Sales Report) No. 8 dated December 9, 2008 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated October 13, 2008 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 360157

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
360157	$15,000	$15,000	11.78%	1.00%	December 8, 2008	December 6, 2011	December 6, 2012	$7,250

                This series of Notes was issued upon closing and funding of member loan 360157. Member loan 360157 was requested on November 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	General Dynamics Armament & Technical Products	Debt-to-income ratio:	22.43%
Length of employment:	1 year 2 months	Location:	Limington, ME

Home town:
Current & past employers:	General Dynamics Armament & Technical Products, National Semiconductor
Education:	Southern Maine Technical College

This borrower member posted the following loan description, which has not been verified:

I am requesting a $20,000 loan to pay for new roof and to consolidate bills. I cannot pay credit cards and pay for new roof. If consolidated I will be able to live comfortably instead of worrying about which bill I may forgo because of my new roof.The house is 8 years old- It received wind damage last year and I am doubtful that I can get Homeowners insurance to cover the expense. It started to leak last week when we had an electrican over to install a new bathroom fan. We discovered the dripping in the attic. It is 3 brd cape cod on 2.76 acres well kept house and lansdcaped. The house appraised last year @251,000. I have a great paying Job @ a Large employer in So. ME. I work 45- 50 hrs per week on salary with overtime I am an extremly hard working Professional cash strap. My truck loan is almost paid >12 more months which would free up additional cash 2010. I have a goal to become debt free from credit cards and auto loan within 3 years. I will then start investing once again.

A credit bureau reported the following information about this borrower member on November 19, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1986	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,635.00	Public Records On File:	0
Revolving Line Utilization:	46.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360319

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
360319	$3,250	$3,250	13.67%	1.00%	December 4, 2008	December 8, 2011	December 8, 2012	$250

                This series of Notes was issued upon closing and funding of member loan 360319. Member loan 360319 was requested on November 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	South Pasadena Convalesent	Debt-to-income ratio:	24.34%
Length of employment:	3 years 2 months	Location:	Pasadena, CA

Home town:	Esperanza
Current & past employers:	South Pasadena Convalesent
Education:	California State University-Los Angeles (CSULA), Pasadena City College

This borrower member posted the following loan description, which has not been verified:

I lost my mother earlier in the year and had to take time off and fly myself, my daughter and two younger sisters home to see the family and take care of the funeral arrangements. Being the eldest I ended up taking care of everything. I charged some on my credit cards and borrowed the rest from friends. This loan will consolidate all the debt from that and some debt we had before. My husband pays the rent and all the big bills. They don't allow combined household income but with my husbands included we have an annual income of about 70K. Rent is only 950/mo and we can easily cover the monthly for this. BTW I have never been late on a bill and I always try to pay early.

A credit bureau reported the following information about this borrower member on November 1, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,098.00	Public Records On File:	0
Revolving Line Utilization:	24.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 360521

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
360521	$7,550	$7,550	10.83%	1.00%	December 3, 2008	December 2, 2011	December 2, 2012	$1,850

                This series of Notes was issued upon closing and funding of member loan 360521. Member loan 360521 was requested on November 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,667 / month
Current employer:	University of GA	Debt-to-income ratio:	21.48%
Length of employment:	28 years	Location:	CARLTON, GA

Home town:	Carlton
Current & past employers:	University of GA
Education:	Athens Technical College

This borrower member posted the following loan description, which has not been verified:

I want to pay off some credit cards that I used for Christmas and realized too late that I had over charged.

A credit bureau reported the following information about this borrower member on October 29, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1992	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,779.00	Public Records On File:	0
Revolving Line Utilization:	83.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 362732

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362732	$18,400	$18,400	12.41%	1.00%	December 8, 2008	December 3, 2011	December 3, 2012	$14,650

                This series of Notes was issued upon closing and funding of member loan 362732. Member loan 362732 was requested on November 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,083 / month
Current employer:	SAIC	Debt-to-income ratio:	14.38%
Length of employment:	4 years 7 months	Location:	Stephens City, VA

Home town:	Denver
Current & past employers:	SAIC, Electronic Data Systems
Education:	B.S. Finance at Colorado State University

This borrower member posted the following loan description, which has not been verified:

My goal is to pay off my credit cards and pay a lower interest rate overall. My combined credit card rates are about 18% in total. My wife and I combined make $147,000 a year. We have also never been late on any payments and have a clean credit record. We also have $5,000 in checking as a cushion to make sure that all of our bills are paid immediately. Thank you ~ Paul

A credit bureau reported the following information about this borrower member on November 19, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$56,969.00	Public Records On File:	0
Revolving Line Utilization:	89.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 362863

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
362863	$9,000	$9,000	14.93%	1.00%	December 5, 2008	December 8, 2011	December 8, 2012	$4,550

                This series of Notes was issued upon closing and funding of member loan 362863. Member loan 362863 was requested on November 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	dennis kent	Debt-to-income ratio:	10.72%
Length of employment:	1 year 6 months	Location:	orland park, IL

Home town:	alytus
Current & past employers:	dennis kent, stevens restaurant
Education:	vilnius pedagogical university

This borrower member posted the following loan description, which has not been verified:

To catch up the better credit card rate,to increase my credit score.

A credit bureau reported the following information about this borrower member on November 24, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,255.00	Public Records On File:	0
Revolving Line Utilization:	73.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 364291

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364291	$20,000	$20,000	13.36%	1.00%	December 8, 2008	December 8, 2011	December 8, 2012	$9,300

                This series of Notes was issued upon closing and funding of member loan 364291. Member loan 364291 was requested on November 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	WKYC-TV INC.	Debt-to-income ratio:	18.19%
Length of employment:	16 years	Location:	CLEVELAND, OH

Home town:	Geneva
Current & past employers:	WKYC-TV INC.
Education:	Lakeland Community College

This borrower member posted the following loan description, which has not been verified:

I am requesting a loan in order to pay off high interest credit cards and get out of debt faster. I have no problem making my payments, but because of high interest rates, it's almost impossible to pay down the balances.

A credit bureau reported the following information about this borrower member on November 24, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,282.00	Public Records On File:	0
Revolving Line Utilization:	68.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 364344

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364344	$13,500	$13,500	9.38%	1.00%	December 5, 2008	December 5, 2011	December 5, 2012	$4,925

                This series of Notes was issued upon closing and funding of member loan 364344. Member loan 364344 was requested on November 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Longaro & Clarke, L.P.	Debt-to-income ratio:	10.60%
Length of employment:	2 years 4 months	Location:	Dripping Springs, TX

Home town:	Alexandria
Current & past employers:	Longaro & Clarke, L.P., Pate Engineers
Education:	University of Texas at Austin School of Law

This borrower member posted the following loan description, which has not been verified:

I have a Bank of America Gold Option Loan which has become a Lead Option Loan.

A credit bureau reported the following information about this borrower member on November 17, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1989	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,640.00	Public Records On File:	0
Revolving Line Utilization:	44.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What's your current interest rate on your Gold Loan Option?	13.99

Member Payment Dependent Notes Series 364362

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364362	$2,500	$2,500	8.00%	1.00%	December 4, 2008	December 4, 2011	December 4, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 364362. Member loan 364362 was requested on November 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,509 / month
Current employer:	Paulding County School System	Debt-to-income ratio:	23.88%
Length of employment:	4 months	Location:	ACWORTH, GA

Home town:	Pittsfield
Current & past employers:	Paulding County School System, Goffstown School District, NH
Education:	Ohio University-Main Campus

This borrower member posted the following loan description, which has not been verified:

Paying off truck lease

A credit bureau reported the following information about this borrower member on November 20, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$634.00	Public Records On File:	0
Revolving Line Utilization:	14.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you explain the 2 credit inquiries in the last 6 months? Thanks!	bought a car and got an emergency credit card

Member Payment Dependent Notes Series 364532

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364532	$17,525	$17,525	12.72%	1.00%	December 3, 2008	December 2, 2011	December 2, 2012	$13,350

                This series of Notes was issued upon closing and funding of member loan 364532. Member loan 364532 was requested on November 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,650 / month
Current employer:	Milpitas Police Department	Debt-to-income ratio:	15.72%
Length of employment:	11 years 9 months	Location:	Mountain House, CA

Home town:	Rio Piedras
Current & past employers:	Milpitas Police Department, San Mateo County, American Medical Response
Education:	University of California San Francisco

This borrower member posted the following loan description, which has not been verified:

I plan on paying off my AMEX and Discover cards with high interest rates so that I can pay this debt off. I will need to refinance my home soon and the debt I have in revolving credit has me way too tight, I need to pay it off.

A credit bureau reported the following information about this borrower member on November 18, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	52	Months Since Last Delinquency:	10
Revolving Credit Balance:	$37,008.00	Public Records On File:	0
Revolving Line Utilization:	56.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 364574

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364574	$12,500	$12,500	9.38%	1.00%	December 9, 2008	December 8, 2011	December 8, 2012	$2,375

                This series of Notes was issued upon closing and funding of member loan 364574. Member loan 364574 was requested on November 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,700 / month
Current employer:	The North Face	Debt-to-income ratio:	3.67%
Length of employment:	2 years 8 months	Location:	Alameda, CA

Home town:	Easton
Current & past employers:	The North Face, Nestle USA, Inc,
Education:	Pennsylvania State University

This borrower member posted the following loan description, which has not been verified:

I have two credit cards that I've consolidated into one. I'd like to refinance the remaining debt to get a better rate so I can pay them off sooner.

A credit bureau reported the following information about this borrower member on November 24, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,495.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
May I ask why you have so many credit lines?	I currently only have 4 open lines of credit. I will be closing two of these today, which are accounts I thought I had closed a few years ago. The other two are personal credit cards.

Member Payment Dependent Notes Series 364646

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364646	$19,500	$19,500	15.57%	1.00%	December 3, 2008	December 3, 2011	December 3, 2012	$12,050

                This series of Notes was issued upon closing and funding of member loan 364646. Member loan 364646 was requested on November 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$4,042 / month
Current employer:	Ryder Transportation	Debt-to-income ratio:	14.57%
Length of employment:	1 year 7 months	Location:	New Bedford, MA

Home town:	New Bedford
Current & past employers:	Ryder Transportation, Werner Enterprises, King Information Systems, Garelick Farms
Education:

This borrower member posted the following loan description, which has not been verified:

Consolidate outstanding credit card and loan debt. Make one somewhat smaller monthly payment. Increase savings budget amount monthly.

A credit bureau reported the following information about this borrower member on November 19, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	23
Revolving Credit Balance:	$15,563.00	Public Records On File:	0
Revolving Line Utilization:	50.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much are your card card payments now? And, what is the average percentage rate of your credit card payments?	I currently pay out $1300 a month, which is well over the required minimum (589) in an effort to pay down this revolving debt. Average card rate is 12.636. After paying off and closing the two highest cards, ave rate will be 9.573 with no balance. I would then be able to bank the difference and position myself to purchase a small cottage using my VA benefit loan in the late spring.

Member Payment Dependent Notes Series 364719

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364719	$7,200	$7,200	10.20%	1.00%	December 3, 2008	December 3, 2011	December 3, 2012	$850

                This series of Notes was issued upon closing and funding of member loan 364719. Member loan 364719 was requested on November 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,100 / month
Current employer:	GAITS / ASAP LLC	Debt-to-income ratio:	11.36%
Length of employment:	1 year 6 months	Location:	BELEN, NM

Home town:	Rock Springs
Current & past employers:	GAITS / ASAP LLC, US Air Force
Education:	TUI University

This borrower member posted the following loan description, which has not been verified:

I need this money to cover the down payment and additional expenses of a bariatric surgical procedure my wife is having.

A credit bureau reported the following information about this borrower member on November 19, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	32
Revolving Credit Balance:	$737.00	Public Records On File:	0
Revolving Line Utilization:	73.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 364740

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364740	$12,000	$12,000	14.30%	1.00%	December 8, 2008	December 6, 2011	December 6, 2012	$6,300

                This series of Notes was issued upon closing and funding of member loan 364740. Member loan 364740 was requested on November 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Holiday Inn	Debt-to-income ratio:	4.95%
Length of employment:	6 years	Location:	DALLAS, TX

Home town:	Dallas
Current & past employers:	Holiday Inn
Education:	17 hours short of graduation from University of North Texas

This borrower member posted the following loan description, which has not been verified:

In an effort to consolidate my current debt, I am requesting a loan. This loan will reduce my current APR that I have with my current revolving credit accounts. By concolidating these debts, I will also reduce my monthly payments enabling me to pay off more toward this loan and pay it back in advance of the scheduled terms.

A credit bureau reported the following information about this borrower member on November 22, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	8	Months Since Last Delinquency:	17
Revolving Credit Balance:	$12,379.00	Public Records On File:	0
Revolving Line Utilization:	91.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 364747

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364747	$10,000	$10,000	10.83%	1.00%	December 4, 2008	December 4, 2011	December 4, 2012	$3,400

                This series of Notes was issued upon closing and funding of member loan 364747. Member loan 364747 was requested on November 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Boston College	Debt-to-income ratio:	2.88%
Length of employment:	20 years	Location:	WEST ROXBURY, MA

Home town:	Boston
Current & past employers:	Boston College
Education:	Boston University

This borrower member posted the following loan description, which has not been verified:

We need the loan to do some home improvement projects for the winter

A credit bureau reported the following information about this borrower member on November 20, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,123.00	Public Records On File:	0
Revolving Line Utilization:	10.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 364753

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364753	$16,000	$16,000	12.72%	1.00%	December 4, 2008	December 3, 2011	December 3, 2012	$10,600

                This series of Notes was issued upon closing and funding of member loan 364753. Member loan 364753 was requested on November 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,000 / month
Current employer:	Abby Bella Dance Studio	Debt-to-income ratio:	21.82%
Length of employment:	1 year	Location:	Scottsdale, AZ

Home town:	Sydney
Current & past employers:	Abby Bella Dance Studio, Society of St Vincent de Paul, Teresa Paul Daie, CPA, PC
Education:	Arizona State University, Northern Arizona University

This borrower member posted the following loan description, which has not been verified:

Loan needed to increase sales of dance classes through advertising. Our studio dance class sales have been increasing each month, we have added dancewear and gift cards but need more exposure. A production company has produced two television commercials and need the additional funding to run the commercial on local cable channels. We also have several newspaper ads running and need addtional funds to keep those running.

A credit bureau reported the following information about this borrower member on November 19, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1982	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	30	Months Since Last Delinquency:	23
Revolving Credit Balance:	$22,252.00	Public Records On File:	0
Revolving Line Utilization:	80.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 364769

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364769	$6,950	$6,950	11.46%	1.00%	December 4, 2008	December 3, 2011	December 3, 2012	$2,350

                This series of Notes was issued upon closing and funding of member loan 364769. Member loan 364769 was requested on November 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,500 / month
Current employer:	U.S. Army	Debt-to-income ratio:	13.56%
Length of employment:	16 years 9 months	Location:	Falls Church, VA

Home town:	Portland
Current & past employers:	U.S. Army
Education:	George Mason University, University of Maine

This borrower member posted the following loan description, which has not been verified:

I need $15,000 to retain the services of a well-qualified attorney who works in family law. I am a divorced father who shares joint legal custody for two daughters who are ages 6 and 9. I'm also an active duty major in the U.S. Army and a recent MBA graduate from George Mason University. I need to retain the services of a skilled lawyer to litigate for more favorable visitation terms, as I'll explain. My girls have their primary residence with their mother (my ex) 1,000 miles away. I fly out to see them every 6 weeks during the school year, and they visit me for two three-week periods during the summer. My girls originally accompanied my ex to Missouri when she mobilized with the U.S. Army Reserve. I lost the injunction to keep them with me in Northern Virginia during the period of mobilization. My ex's argument was that, while mobilized, her job would be that of a classroom instructor, and having the girls accompany her would preserve the status quo (she was a stay-at-home mom before our divorce). The judge agreed. My ex has since demobilized, but has elected to make Missouri her permanent home. That means there's been a material change in circumstance, so I've filed a motion to secure an enduring custody & visitation agreement. My chief goal is to expand summer visitation to 8 continuous weeks so I can get the girls into activities near my home and do all the daddy/daughter things I miss out on during the rest of the year. I'm also going to challenge my ex on her attempts at parental alienation. I am a career Army officer; I'll be promoted to lieutenant colonel in February, so my future income is assured.

A credit bureau reported the following information about this borrower member on November 19, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1992	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,024.00	Public Records On File:	0
Revolving Line Utilization:	63.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I fully support and commend you; I would like to know more about how you would find/choose a suitable attorney? Have you contacted/joined any single-dad support groups where you can get leads? My concern is about you getting what you are about to go into debt to pay for. Do you mind filling me in on how you will "vet" your purchase (at substantial cost) of an attorney's services?	Thank you for your question. As for developing leads, I relied mostly on word-of-mouth referrals along with some queries I sent through LegalMatch.com. Personal referrals yielded 3 prospects and LegalMatch yielded 5. I narrowed this list to 3 attorneys who appeared to have experience with cases like mine: I conducted a phone interview with one and met in person with two. I made my selection based on the approach the third attorney said she would take with my case and her first-hand experience with my ex's attorney--she has litigated against my ex's attorney in other cases and achieved favorable outcomes for her clients.

Member Payment Dependent Notes Series 364773

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364773	$10,000	$10,000	12.09%	1.00%	December 4, 2008	December 3, 2011	December 3, 2012	$5,850

                This series of Notes was issued upon closing and funding of member loan 364773. Member loan 364773 was requested on November 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,208 / month
Current employer:	Boeing	Debt-to-income ratio:	19.01%
Length of employment:	3 months	Location:	COLORADO SPRINGS, CO

Home town:
Current & past employers:	Boeing, US Air Force
Education:	Colorado Technical University

This borrower member posted the following loan description, which has not been verified:

I have two credit card payments that i need to consolidate into one payment so the total balance can be paid quicker with a lower interest rate. I have recently been hired for a good job and will be using any extra money to help to pay down my debt.

A credit bureau reported the following information about this borrower member on November 19, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	55
Revolving Credit Balance:	$16,390.00	Public Records On File:	1
Revolving Line Utilization:	89.60%	Months Since Last Record:	105
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the public record?	The public record is for a bankruptcy filing from Apr 2000.

Member Payment Dependent Notes Series 364805

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364805	$20,475	$20,475	12.72%	1.00%	December 4, 2008	December 4, 2011	December 4, 2012	$18,225

                This series of Notes was issued upon closing and funding of member loan 364805. Member loan 364805 was requested on November 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,833 / month
Current employer:	General Dynamics Land Systems	Debt-to-income ratio:	9.48%
Length of employment:	6 years	Location:	SAINT MARYS, OH

Home town:	Lima
Current & past employers:	General Dynamics Land Systems, United States Marine Corps
Education:	James A Rhodes State College, Wright State University-Lake Campus

This borrower member posted the following loan description, which has not been verified:

This loan will be to consolidate nine different lines of credit, credit cards, and an auto loan. This loan would be used to shorten the process of paying of all of my households accumulated debt, so that my family only has a traditional mortgage to pay for.

A credit bureau reported the following information about this borrower member on November 20, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	53
Revolving Credit Balance:	$14,066.00	Public Records On File:	0
Revolving Line Utilization:	24.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 364853

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364853	$20,000	$20,000	11.78%	1.00%	December 5, 2008	December 5, 2011	December 5, 2012	$15,300

                This series of Notes was issued upon closing and funding of member loan 364853. Member loan 364853 was requested on November 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,894 / month
Current employer:	US Air Force	Debt-to-income ratio:	0.22%
Length of employment:	7 years 6 months	Location:	Alabaster, AL

Home town:	Birmingham
Current & past employers:	US Air Force
Education:	US Air Force Academy

This borrower member posted the following loan description, which has not been verified:

This loan will be used to rehab investment properties in Birmingham, Alabama. I purchased the first property with cash and will use the money from this loan to refurbish it. My family owns four other properties in the same neighborhood and right now there are some terrific values out there. My father owns a large residential construction firm in Birmingham and he provides the rehab expertise - I'm providing the money. After this property is rented, it will be refinanced and I will use the cash out of the refinance to purchase and rehab another. I've spoken to bankers in Birmingham and have been assured that with my income (>$80,000), credit scores (>750), and debt-to-income ratio (I have no debt besides a small mortgage) I will qualify for refinancing with no problem. Until the properties are refinanced I will repay this loan from my income (my wife also works and makes over $35,000). There are a lot of attractive properties on the market right now - it's definitely time to buy. Thank you for your interest.

A credit bureau reported the following information about this borrower member on November 21, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$106.00	Public Records On File:	0
Revolving Line Utilization:	0.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will you remain in the Air Force during the term of this loan? Who manages the properties when you get orders out of area?	Yes, I will remain in the Air Force during the term of the loan. I will not manage the properties myself - I will use a property management firm (my father lives in Birmingham and has used the same firm for the last three years for his properties). Maintenance that the management firm cannot provide will be managed by my father's construction firm. These expenses are accounted for the in income/expense estimates - however, even in the unlikely event that the properties are vacant long term, I can repay the loan with personal income. Thanks for your question!
You have a great strategy. Good luck and thanks for your service.	Thanks!

Member Payment Dependent Notes Series 364870

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364870	$14,000	$14,000	9.38%	1.00%	December 5, 2008	December 5, 2011	December 5, 2012	$4,675

                This series of Notes was issued upon closing and funding of member loan 364870. Member loan 364870 was requested on November 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	Club One	Debt-to-income ratio:	21.76%
Length of employment:	4 years	Location:	SAN JOSE, CA

Home town:	Nakorn Si Tammarat
Current & past employers:	Club One, Ayoma Life Spa
Education:	Fasion Institute of Technology

This borrower member posted the following loan description, which has not been verified:

The loan will be used to pay off Credit Card Debts. I have 2 credit card debts with high interest rates. I have been punctual in paying them off much higher than the monthly minimum. I want to pay off the debts within 2-3 years at a reasonable interest rate.

A credit bureau reported the following information about this borrower member on November 21, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,291.00	Public Records On File:	0
Revolving Line Utilization:	34.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 364878

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364878	$11,200	$11,200	10.83%	1.00%	December 4, 2008	December 4, 2011	December 4, 2012	$7,150

                This series of Notes was issued upon closing and funding of member loan 364878. Member loan 364878 was requested on November 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$29,167 / month
Current employer:	noelle child design	Debt-to-income ratio:	9.43%
Length of employment:	8 years	Location:	gallatin gateway, MT

Home town:	cedar rapids
Current & past employers:	noelle child design
Education:	Montana State University-Bozeman

This borrower member posted the following loan description, which has not been verified:

consolidate credit card and medical bills

A credit bureau reported the following information about this borrower member on November 20, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1985	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$228,727.00	Public Records On File:	0
Revolving Line Utilization:	77.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 364919

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364919	$20,000	$20,000	13.36%	1.00%	December 5, 2008	December 5, 2011	December 5, 2012	$14,200

                This series of Notes was issued upon closing and funding of member loan 364919. Member loan 364919 was requested on November 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,417 / month
Current employer:	Innovative Senior Care	Debt-to-income ratio:	18.56%
Length of employment:	6 months	Location:	Parrish, FL

Home town:	Dover Foxcroft
Current & past employers:	Innovative Senior Care, Florida Institute for Neurologic Rehabilitation
Education:	Quinnipiac University

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate some debt into one monthly payment. The debt is mostly credit cards that I would like to pay off and just have one payment to a lending agency.

A credit bureau reported the following information about this borrower member on November 21, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,661.00	Public Records On File:	0
Revolving Line Utilization:	76.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 364922

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364922	$12,000	$12,000	10.20%	1.00%	December 4, 2008	December 4, 2011	December 4, 2012	$4,775

                This series of Notes was issued upon closing and funding of member loan 364922. Member loan 364922 was requested on November 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Self-Employed	Debt-to-income ratio:	6.88%
Length of employment:	2 years 8 months	Location:	New York, NY

Home town:
Current & past employers:	Self-Employed
Education:

This borrower member posted the following loan description, which has not been verified:

I will be using the loan to consolidate my credit card debt that I incurred during college. I used two credit cards to pay for college expenses and now would like to consolidate that debt into one consistent payment with a lower rate. I am currently employed, financially stable, and have always handled my finances responsibly.

A credit bureau reported the following information about this borrower member on November 20, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, You indicated this loan is for credit card consolidation. However, the credit bureau is showing no balance on revolving credit. What's up? Thanks.	The information reported by a credit bureau is not always accurate.

Member Payment Dependent Notes Series 364931

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364931	$7,000	$7,000	11.46%	1.00%	December 5, 2008	December 4, 2011	December 4, 2012	$1,925

                This series of Notes was issued upon closing and funding of member loan 364931. Member loan 364931 was requested on November 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	SPBD Consulting	Debt-to-income ratio:	8.74%
Length of employment:	2 years	Location:	Astoria, NY

Home town:	Belgrade
Current & past employers:	SPBD Consulting, Devix Corporation
Education:	CUNY Hunter College

This borrower member posted the following loan description, which has not been verified:

Looking for a loan to pay off 2 of my credit cards and make one monthly payment to pay off.

A credit bureau reported the following information about this borrower member on November 20, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	24
Revolving Credit Balance:	$20,248.00	Public Records On File:	0
Revolving Line Utilization:	27.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interesting in bidding on your loan. Can you explain your delinquency? even though its been 24 months and can you list the credit cards balance and interest rates. ce	The balance was about $10, at the time I thought i had paid it off in full in the previous cycle. I haven't paid attention because it was a card that I was not really using. I was just holding onto it to establish credit card history. Total credit limit on it was $300 and the interest rate was about 19%.

Member Payment Dependent Notes Series 364941

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364941	$25,000	$25,000	15.25%	1.00%	December 5, 2008	December 4, 2011	December 4, 2012	$13,550

                This series of Notes was issued upon closing and funding of member loan 364941. Member loan 364941 was requested on November 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	n/a	Debt-to-income ratio:	6.82%
Length of employment:	n/a	Location:	Anchorage, AK

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

This amount should get me set up for a few months. I am a lawyer by training but am seeking to branch out into related business and M&A consulting. I am looking forward to seeing how this "social" lending market works. I aim to pay off the loan early (interest is high), but want to make sure I have enough cash on hand. It is a tough lending environment out there for me (even with decent credit and income), but I would be an excellent risk for you.

A credit bureau reported the following information about this borrower member on November 20, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	24
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is "M&A" consulting and what specific business(es) are you planning to develop? Thanks!	M&A is shorthand for mergers and acquisitions. Basically I am a corporate finance specialist in a region where there are not a lot of folks with the same knowledge and experience. I have a full time job currently, but I will be able to charge more per hour (and serve other businesses) if I am out on my own. That is the hope anyway.

Member Payment Dependent Notes Series 364944

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364944	$16,000	$16,000	17.15%	1.00%	December 5, 2008	December 4, 2011	December 4, 2012	$4,950

                This series of Notes was issued upon closing and funding of member loan 364944. Member loan 364944 was requested on November 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,265 / month
Current employer:	Health Net	Debt-to-income ratio:	19.13%
Length of employment:	6 years 1 month	Location:	San Diego, CA

Home town:	Woodland
Current & past employers:	Health Net, First Health, Nugget Markets
Education:	Strayer University at Washington, DC, MTI College of Business and Technology, Kaplan University, American River College

This borrower member posted the following loan description, which has not been verified:

I am trying to pay off my higher interest credit cards.

A credit bureau reported the following information about this borrower member on November 20, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	67
Revolving Credit Balance:	$55,188.00	Public Records On File:	0
Revolving Line Utilization:	98.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. What are rates and amounts of the credit cards you will pay off with this load? How much are you paying towards these cards currently and will you be able to afford $570+ per month for this loan? Thanks	They vary, but average is 25%. I am paying a little over the minimum now and can afford the $570 pretty easily.

Member Payment Dependent Notes Series 364974

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
364974	$6,500	$6,500	9.38%	1.00%	December 5, 2008	December 4, 2011	December 4, 2012	$500

                This series of Notes was issued upon closing and funding of member loan 364974. Member loan 364974 was requested on November 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	U-Haul International	Debt-to-income ratio:	14.34%
Length of employment:	8 years	Location:	Phoenix, AZ

Home town:	Phoenix
Current & past employers:	U-Haul International, US Airways Group, Arizona State University
Education:	Arizona State University

This borrower member posted the following loan description, which has not been verified:

This loan has been relisted with a lower amount of request money in order to achieve a lower interest rate. Thank you! Furthersite LLC (furthersite.com) operates in Phoenix, AZ but has slowly gained a substantial client base in Tucson, AZ. It has become necessary to open an office in Tucson to meet with clients and house employees. This loan is to cover the expenses involved with our new office. The money will help cover the initial build out costs, furniture, and computer equipment. Please let me know if you have any questions!

A credit bureau reported the following information about this borrower member on November 20, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$178.00	Public Records On File:	0
Revolving Line Utilization:	0.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What kind of business is Furthersite? What are your income goals for the next year?	Thanks for your question! Furthersite LLC (furthersite.com) is a website development and design business. With the current economic slump, more and more companies are looking to move their advertising efforts online because of its effectiveness and affordability. By expanding our presence to an additional city we plan to dramatically increase our overall income, with only a slight increase in our overhead costs.
I too am forming a business partnership in the next six months. I am very impressed by your solid business model. I am confident that your business will do extremely well. Personally, I am impressed by your DTI...great work! A solid investment.	Thank you, and best of luck with your business!

Member Payment Dependent Notes Series 365045

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
365045	$12,000	$12,000	12.09%	1.00%	December 8, 2008	December 6, 2011	December 6, 2012	$6,900

                This series of Notes was issued upon closing and funding of member loan 365045. Member loan 365045 was requested on November 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,124 / month
Current employer:	North American Mission Board	Debt-to-income ratio:	23.61%
Length of employment:	20 years	Location:	Canton, GA

Home town:	Ft. Worth
Current & past employers:	North American Mission Board
Education:	Texas Tech University

This borrower member posted the following loan description, which has not been verified:

$8,000 of the $12,000 will be used to consolidate debt which will improve my cash flow by $170/month, even after the new $12K loan. The remaining amount will assist my daughter who has been abandoned by her husband and is now living with us and her three kids. Amount will specifically be used to pay legal fees, taxes and provide some Christmas funds.

A credit bureau reported the following information about this borrower member on November 22, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1978	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,417.00	Public Records On File:	0
Revolving Line Utilization:	77.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 365199

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
365199	$25,000	$25,000	17.46%	1.00%	December 8, 2008	December 6, 2011	December 6, 2012	$16,650

                This series of Notes was issued upon closing and funding of member loan 365199. Member loan 365199 was requested on November 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,417 / month
Current employer:	Workers Compensation Fund	Debt-to-income ratio:	3.94%
Length of employment:	11 years 11 months	Location:	Sandy, UT

Home town:	Cleveland
Current & past employers:	Workers Compensation Fund
Education:	Utah State University

This borrower member posted the following loan description, which has not been verified:

My wife and I owned a business and accumalated some debts. We sold the business but didn't make enough to pay off the debts. We're making the payments but can't get out - mostly because the interest rates on the AMEX credit card we have are so high. We're trying to get a better rate so that we can pay off that debt quicker. I have worked at my current employer for almost 12 years. It is a very stable company with lots of assets. I am on the management team within the IT department. I am very responsible with my debts and pay on time. Thanks for reading.

A credit bureau reported the following information about this borrower member on November 22, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	33	Months Since Last Delinquency:	9
Revolving Credit Balance:	$31,852.00	Public Records On File:	0
Revolving Line Utilization:	80.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much are your other monthly expenses, i.e. home, car, credit cars and other payments? Why were you late on a payment 9 months ago? & How much of your Revolving Credit Balance do you plan to pay off with your requested 25k?	My home, car credit cards and other payments add up to about $4000/month. With this loan, I will pay off the credit card with the highest interest (AMEX) which has a balance of about $25,000. This will not only reduce my monthly payments (about $350) it will also enable me to pay off the credit card in 3 years (or sooner) and save myself a lot of interest payments. The past due payment was actually a mistake. We bought some furniture at RC Willey on a 90 days same as cash plan. When the 90 days is up, it reverts to a regular payment plan. They send bills from the very beginning but you don't have to pay for the first 90 days. I miscalculated when the 90 days was up and didn't pay the first bill I was actually supposed to pay. It was for $53.00 and when they sent me the next bill, I realized my mistake and paid both months worth. I'm surprised they reported it. That's the only late payment I've had in more years than I can remember. Thanks for your interest. I appreciate all the people that have become involved in this loan request.

Member Payment Dependent Notes Series 365203

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
365203	$8,500	$8,500	12.09%	1.00%	December 8, 2008	December 6, 2011	December 6, 2012	$4,900

                This series of Notes was issued upon closing and funding of member loan 365203. Member loan 365203 was requested on November 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,583 / month
Current employer:	US Postal Service (USPS)	Debt-to-income ratio:	10.10%
Length of employment:	3 years	Location:	CAPE CORAL, FL

Home town:	NEW BEDFORD
Current & past employers:	US Postal Service (USPS), SUN COUNTRY REALTY OF FL INC.
Education:	NORTHWOOD UNIVERSITY

This borrower member posted the following loan description, which has not been verified:

hello i am inquiring about a personal loan of $8500 to consolidate my credit card debt. times are tough & by doing this i will get a lower rate with a personal loan then my cards. this way i am actually pay them off / making a dent in a 36 month period. i have a steady job at the united states post office. the hours have been cut but i am barely scrapping by---i need help. thank you

A credit bureau reported the following information about this borrower member on November 22, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	34	Months Since Last Delinquency:	21
Revolving Credit Balance:	$8,787.00	Public Records On File:	0
Revolving Line Utilization:	44.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 365208

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
365208	$5,000	$5,000	13.67%	1.00%	December 4, 2008	December 6, 2011	December 6, 2012	$850

                This series of Notes was issued upon closing and funding of member loan 365208. Member loan 365208 was requested on November 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	n/a	Debt-to-income ratio:	9.03%
Length of employment:	n/a	Location:	Jacksonville, FL

Home town:	Daphne
Current & past employers:
Education:	The University of Alabama

This borrower member posted the following loan description, which has not been verified:

This loan will be used to pay for expenses my fiancee will encounter in planning and paying for our wedding. We have a substantial amount saved for the wedding, and this will help with immediate costs for the wedding and with moving costs involved in moving to a new home.

A credit bureau reported the following information about this borrower member on November 22, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1976	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	5	Months Since Last Delinquency:	6
Revolving Credit Balance:	$1,026.00	Public Records On File:	0
Revolving Line Utilization:	51.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 365220

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
365220	$7,350	$7,350	14.30%	1.00%	December 8, 2008	December 6, 2011	December 6, 2012	$1,800

                This series of Notes was issued upon closing and funding of member loan 365220. Member loan 365220 was requested on November 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Brown Shoe Company	Debt-to-income ratio:	8.22%
Length of employment:	9 months	Location:	St. Louis, MO

Home town:	Brooklyn
Current & past employers:	Brown Shoe Company, The Limited Brands, Club Monaco, Aeropostale, Ann Taylor Stores
Education:	SUNY at Fredonia

This borrower member posted the following loan description, which has not been verified:

I promised to help my sister complete the renovation of the studio apartment she put aside for me in her house. She agreed to pay for some of the costs and this is my part. The improvement to the house will increase its value by approximately $35K and she will get a HELOC to give me the money to pay off the club loan, while I just make the repayments to her. I am a very responsible adult with a great paying job and can easily make the monthly payments until I pay off the loan in full (estimating 12 months or less).

A credit bureau reported the following information about this borrower member on November 22, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	70
Revolving Credit Balance:	$13,081.00	Public Records On File:	0
Revolving Line Utilization:	83.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you have plans in case the home equity loan doesn't come through? The lending market is, obviously, extremely tight; I'd be worried about relying on another loan to pay of the LC loan.	I can pay off the loan directly to Lending Club on my own. My sister was just going to use the HELOC to pay it off quicker, so I would make payments to her instead.

Member Payment Dependent Notes Series 365239

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
365239	$14,050	$14,050	10.83%	1.00%	December 9, 2008	December 6, 2011	December 6, 2012	$6,200

                This series of Notes was issued upon closing and funding of member loan 365239. Member loan 365239 was requested on November 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,000 / month
Current employer:	self	Debt-to-income ratio:	6.24%
Length of employment:	4 years	Location:	deerfield beach, FL

Home town:	miami
Current & past employers:	self
Education:	insurance broker 46 states

This borrower member posted the following loan description, which has not been verified:

This loan is for working capital. I am not looking to borrow capital to get started in a new business.This money will be used to open a business independently .I have already proven this formula works .I am looking to implement the same foundation in which I have been very successful for the last 4 years. The only difference is this time I want to make myself /partner wealthy instead of business owners I work for.Over the course of many years I encountered companies that I work for always seem to benefit from the fruits of my labor more than myself. I am License Insurance Professional/ National Broker in 46 states specializing in Health,Life, and Annuities with a proven track record of success. I Ranked #1 for last 4 years running in my field with my former company.They employed over 200 agents. I Ranked in the top 5% of the entire country for my efforts. I have built relationships in the industry based on my own personal dedication and great work ethic. I am in a highly regulated industry that requires me to have full back round checks,finger printing,and allows no legal violations, Liens and/or Bankruptcies. I am highly respected with several fortunes 500 companies such as United Health Care,Humana, Aetna and a variety of top carriers for my production and overall performance. The money being lent is to provide myself with the opportunity spread my wings and open a business of my own .Getting away organizations that limit my financial freedom and decide based on greed factors what my talents are worth, never looking out for my best interest. My business proposal includes marketing strategies,recruiting, and building a solid foundation for those that desire the same financial goals . I am open to either borrowing the money or offering a percentage/ partnership in return.My business proposal will be available for those require more details to feel comfortable with their investment.As the business grows additional capital may be volunteered by the investor to grow the organization to even greater numbers/returns. I sincerely appreciate all of the lenders time. I have hopes to provide myself with the one fair chance in business I truly believe we all deserve. Thanks Again

A credit bureau reported the following information about this borrower member on November 22, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$60,936.00	Public Records On File:	0
Revolving Line Utilization:	24.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 365326

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
365326	$12,000	$12,000	9.38%	1.00%	December 8, 2008	December 7, 2011	December 7, 2012	$1,550

                This series of Notes was issued upon closing and funding of member loan 365326. Member loan 365326 was requested on November 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	n/a	Debt-to-income ratio:	10.55%
Length of employment:	n/a	Location:	South Pasadena, CA

Home town:	South Pasadena
Current & past employers:	Morgan Stanley
Education:	Georgetown, Harvard, UC Santa Barbara

This borrower member posted the following loan description, which has not been verified:

I have credit card debt on 2 credit cards that I want to pay off. I usually pay off my credit card debt every month, but there were some expenses that I had to put on my credit cards that I couldn't immediately pay off - these were mainly relocation expenses after I graduated from graduate school on the East Coast and moved out to California. Thanks in advance!

A credit bureau reported the following information about this borrower member on November 23, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1968	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,887.00	Public Records On File:	0
Revolving Line Utilization:	60.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Who is your current employe3r and what is your length of employment?	I work for Step One Ventures, a small, international boutique consulting firm. I joined approx. 2.5 months ago. Before this, I was in business school and worked breiefly at a startup.

Member Payment Dependent Notes Series 365335

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
365335	$10,000	$10,000	9.32%	1.00%	December 9, 2008	December 11, 2011	December 11, 2012	$1,275

                This series of Notes was issued upon closing and funding of member loan 365335. Member loan 365335 was requested on November 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,500 / month
Current employer:	Hartford Board of Education	Debt-to-income ratio:	0.45%
Length of employment:	4 years 5 months	Location:	Hartford, CT

Home town:	San Francisco
Current & past employers:	Hartford Board of Education, Columbia Board of Education, Torrington Board of Education
Education:	San Francisco State University, Central Connecticut State University, University of Connecticut

This borrower member posted the following loan description, which has not been verified:

waterproof/renovate basement renovate two bathrooms

A credit bureau reported the following information about this borrower member on November 23, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	34
Revolving Credit Balance:	$755.00	Public Records On File:	0
Revolving Line Utilization:	1.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 365338

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
365338	$2,800	$2,800	13.04%	1.00%	December 3, 2008	December 7, 2011	December 7, 2012	$400

                This series of Notes was issued upon closing and funding of member loan 365338. Member loan 365338 was requested on November 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,583 / month
Current employer:	McKinsey & Company	Debt-to-income ratio:	11.62%
Length of employment:	1 year 1 month	Location:	Brookline, MA

Home town:	Augusta
Current & past employers:	McKinsey & Company, The Wharton School, University of Pennsylvania
Education:	Denison University

This borrower member posted the following loan description, which has not been verified:

I am requesting a loan to help pay off my corporate American Express card in full as I have had to use this for personal expenses recently. I've had to use this card for personal reasons as I do not currently have another credit card with a high limit. I am currently enrolled in a debt consolidation plan (for over a year now) and with no other credit cards, have had to resort to use my Amex card for some unexpected costs. Once this payment is made, I plan to use my card ONLY for work expenses.

A credit bureau reported the following information about this borrower member on November 23, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,219.00	Public Records On File:	0
Revolving Line Utilization:	57.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 365341

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
365341	$20,000	$20,000	12.41%	1.00%	December 8, 2008	December 7, 2011	December 7, 2012	$11,775

                This series of Notes was issued upon closing and funding of member loan 365341. Member loan 365341 was requested on November 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,250 / month
Current employer:	U.S. Bank	Debt-to-income ratio:	7.66%
Length of employment:	1 year 9 months	Location:	Saint Paul, MN

Home town:	Grand Rapids
Current & past employers:	U.S. Bank
Education:	Metropolitan State University, Itasca Community College

This borrower member posted the following loan description, which has not been verified:

To pay off credit cards high balances as a result of a divorce being final in August '07, a $5800 out of pocket medical expense due to surgery in June '08. My credit score has slipped from 740 to 677 in the past year due to the aforementioned.

A credit bureau reported the following information about this borrower member on November 23, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1990	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	78
Revolving Credit Balance:	$15,565.00	Public Records On File:	0
Revolving Line Utilization:	81.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 365344

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
365344	$25,000	$25,000	11.78%	1.00%	December 9, 2008	December 7, 2011	December 7, 2012	$11,700

                This series of Notes was issued upon closing and funding of member loan 365344. Member loan 365344 was requested on November 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	State of Co	Debt-to-income ratio:	10.20%
Length of employment:	2 years	Location:	Buena Vista, CO

Home town:	Gainesville
Current & past employers:	State of Co, Ozark/TWA Airlines
Education:	Drury University

This borrower member posted the following loan description, which has not been verified:

Consolidate credit cards used to purchase fixtures for new home, i.e., sears, home depot, etc. I am in the final process of closing my new home loan, construction to perm. Home value per appraisal $480k-perm loan $417k.

A credit bureau reported the following information about this borrower member on November 23, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1985	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	63	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,601.00	Public Records On File:	0
Revolving Line Utilization:	55.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 365356

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
365356	$16,650	$16,650	11.78%	1.00%	December 8, 2008	December 7, 2011	December 7, 2012	$7,250

                This series of Notes was issued upon closing and funding of member loan 365356. Member loan 365356 was requested on November 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	CashNetUSA	Debt-to-income ratio:	11.47%
Length of employment:	3 months	Location:	CHICAGO, IL

Home town:	Chicago
Current & past employers:	CashNetUSA
Education:	DePaul University

This borrower member posted the following loan description, which has not been verified:

I got a couple of credit cards that I'm paying too much interest on. This loan would pay those off and help me sleep a lot easier at night.

A credit bureau reported the following information about this borrower member on November 23, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	67
Revolving Credit Balance:	$17,565.00	Public Records On File:	0
Revolving Line Utilization:	53.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 365366

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
365366	$7,000	$7,000	13.04%	1.00%	December 8, 2008	December 7, 2011	December 7, 2012	$1,050

                This series of Notes was issued upon closing and funding of member loan 365366. Member loan 365366 was requested on November 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,830 / month
Current employer:	n/a	Debt-to-income ratio:	13.77%
Length of employment:	n/a	Location:	New York, NY

Home town:
Current & past employers:
Education:	University at Buffalo

This borrower member posted the following loan description, which has not been verified:

Need $7000 loan to get rid of credit card at a high rate. Currently, paying 19.99APR. Credit card account will be closed upon payment. Looking forward to having one consistant payment. Stable financial background, credit history, employment.

A credit bureau reported the following information about this borrower member on November 23, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	32
Revolving Credit Balance:	$21,159.00	Public Records On File:	0
Revolving Line Utilization:	76.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 365415

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
365415	$6,150	$6,150	11.46%	1.00%	December 8, 2008	December 8, 2011	December 8, 2012	$500

                This series of Notes was issued upon closing and funding of member loan 365415. Member loan 365415 was requested on November 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,600 / month
Current employer:	Social Security	Debt-to-income ratio:	9.63%
Length of employment:	3 years	Location:	Nevada City, CA

Home town:	Chicago
Current & past employers:	Social Security, Schlumberger Ltd.
Education:	San Jose State University, Sierra College

This borrower member posted the following loan description, which has not been verified:

The purpose of the loan is to for dental work that is necessary. Any left-over funds will be used to pay credit card debt.

A credit bureau reported the following information about this borrower member on November 24, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,949.00	Public Records On File:	0
Revolving Line Utilization:	81.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 365474

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
365474	$4,000	$4,000	10.51%	1.00%	December 4, 2008	December 8, 2011	December 8, 2012	$300

                This series of Notes was issued upon closing and funding of member loan 365474. Member loan 365474 was requested on November 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,839 / month
Current employer:	Pilot Catastrophe Services Inc.	Debt-to-income ratio:	5.07%
Length of employment:	3 months	Location:	Lake Mary, FL

Home town:	Wendell
Current & past employers:	Pilot Catastrophe Services Inc., Ocean State Events Services, Inc., Seminole Power Sports, Self-Employed
Education:	University of North Carolina at Greensboro

This borrower member posted the following loan description, which has not been verified:

I have recently had my truck and motorcycle break down, for which repairs cost almost $2000. On top of that my cat was recently diagnosed as diabetic, and the vet bills and prescription costs are well over $700 and growing. I really just need some extra money since these things came up at this time, to help me get through the holiday season, then I should have no problem paying off the loan in full. All these extra expenses just popped up at a bad time for me.

A credit bureau reported the following information about this borrower member on November 24, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	71
Revolving Credit Balance:	$11,840.00	Public Records On File:	0
Revolving Line Utilization:	56.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 365487

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
365487	$23,000	$23,000	12.84%	1.00%	December 9, 2008	December 9, 2011	December 9, 2012	$3,200

                This series of Notes was issued upon closing and funding of member loan 365487. Member loan 365487 was requested on November 25, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,167 / month
Current employer:	CLINICAL PATHOLOGY LABORATORIES	Debt-to-income ratio:	22.77%
Length of employment:	11 months	Location:	CENTREVILLE, VA

Home town:	BUCYRUS
Current & past employers:	CLINICAL PATHOLOGY LABORATORIES, CLINICAL PATHOLOGY LABORATORIES
Education:	Shippensburg University of Pennsylvania

This borrower member posted the following loan description, which has not been verified:

I WOULD LIKE TO GET A PERSONAL LOAN TO CONSOLIDATE 2 OF MY DEBTS.

A credit bureau reported the following information about this borrower member on November 25, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	53	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,716.00	Public Records On File:	0
Revolving Line Utilization:	80.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 365491

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
365491	$6,500	$6,500	9.38%	1.00%	December 8, 2008	December 8, 2011	December 8, 2012	$475

                This series of Notes was issued upon closing and funding of member loan 365491. Member loan 365491 was requested on November 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Cushing Schools/Tulsa World	Debt-to-income ratio:	13.42%
Length of employment:	8 years	Location:	Drumright, OK

Home town:	Kansas City
Current & past employers:	Cushing Schools/Tulsa World
Education:	University of Central Oklahoma

This borrower member posted the following loan description, which has not been verified:

Daughter turns 16 in January. The car we had planned to give to her has blown the engine. The loan is to replace the engine and consolidate bills.

A credit bureau reported the following information about this borrower member on November 24, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1990	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	26
Revolving Credit Balance:	$29,258.00	Public Records On File:	0
Revolving Line Utilization:	1.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 365566

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
365566	$17,600	$17,600	12.72%	1.00%	December 9, 2008	December 8, 2011	December 8, 2012	$6,150

                This series of Notes was issued upon closing and funding of member loan 365566. Member loan 365566 was requested on November 24, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Sharyland I.S.D.	Debt-to-income ratio:	12.14%
Length of employment:	24 years 6 months	Location:	Mission, TX

Home town:	Mission
Current & past employers:	Sharyland I.S.D.
Education:	University of Texas/Pan American, Texas A & M University at Kingsville

This borrower member posted the following loan description, which has not been verified:

Used savings set asided for property taxes to pay outrageous monthly electricity and gas bill. Would also like to pay off two credit cards.

A credit bureau reported the following information about this borrower member on November 24, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1984	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	46
Revolving Credit Balance:	$18,734.00	Public Records On File:	1
Revolving Line Utilization:	62.00%	Months Since Last Record:	99
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 365595

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
365595	$1,800	$1,800	11.89%	1.00%	December 5, 2008	December 9, 2011	December 9, 2012	$375

                This series of Notes was issued upon closing and funding of member loan 365595. Member loan 365595 was requested on November 25, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,037 / month
Current employer:	United States Marine Corps	Debt-to-income ratio:	22.28%
Length of employment:	2 years 3 months	Location:	Alabaster, AL

Home town:	Bedford
Current & past employers:	United States Marine Corps
Education:	Cisco Systems Networking School, 29 Palms Marine Corps Communications School

This borrower member posted the following loan description, which has not been verified:

Requesting loan to cover for personal expenses incurred this holiday season and for gifts for my fiance and her parents.

A credit bureau reported the following information about this borrower member on November 24, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,842.00	Public Records On File:	0
Revolving Line Utilization:	47.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 365809

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
365809	$2,500	$2,500	7.68%	1.00%	December 4, 2008	December 10, 2011	December 10, 2012	$275

                This series of Notes was issued upon closing and funding of member loan 365809. Member loan 365809 was requested on November 26, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,667 / month
Current employer:	Retired	Debt-to-income ratio:	17.59%
Length of employment:	11 years	Location:	Corvallis, OR

Home town:	Duluth
Current & past employers:	Retired
Education:	Oregon State University

This borrower member posted the following loan description, which has not been verified:

I need a loan to pay for a set of 6 tires for my motor home. I don't want to sell stock at this time. I have already paid for the tires on my credit card. I will use the loan to pay off my credit card.

A credit bureau reported the following information about this borrower member on November 18, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	62
Revolving Credit Balance:	$406.00	Public Records On File:	0
Revolving Line Utilization:	1.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 365919

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
365919	$2,800	$2,800	9.32%	1.00%	December 4, 2008	December 11, 2011	December 11, 2012	$400

                This series of Notes was issued upon closing and funding of member loan 365919. Member loan 365919 was requested on November 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,833 / month
Current employer:	Jim Taliaferro CMHC	Debt-to-income ratio:	23.86%
Length of employment:	5 years	Location:	Lawton, OK

Home town:	Lawton
Current & past employers:	Jim Taliaferro CMHC
Education:	Cameron University

This borrower member posted the following loan description, which has not been verified:

I am seeking a loan for a 2nd honeymoon to Chicago so that my husband and I can see a Chicago Bulls game and go to Soldier Field to see where the Chicago Bears play.

A credit bureau reported the following information about this borrower member on November 27, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	6
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What was the one deliquency?	I just forgot that a credit card bill was due and sent it in late.

Member Payment Dependent Notes Series 365927

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
365927	$1,500	$1,500	11.89%	1.00%	December 4, 2008	December 11, 2011	December 11, 2012	$75

                This series of Notes was issued upon closing and funding of member loan 365927. Member loan 365927 was requested on November 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,375 / month
Current employer:	Ridgewood Preparatory School	Debt-to-income ratio:	24.63%
Length of employment:	1 year 3 months	Location:	New Orleans, LA

Home town:	Stratford
Current & past employers:	Ridgewood Preparatory School, Loyola University - Upward Bound, Loyola University - Writing Across the Curriculum, Crepes a la Cart, New Orleans, LA, Cinemark 16, Somerdale, NJ
Education:	University of the Sciences in Philadelphia, University of New Orleans, Loyola University New Orleans, Tulane University of Louisiana

This borrower member posted the following loan description, which has not been verified:

I'm 25 years old and living in New Orleans. I'm asking for a relatively small amount of money to help me take care of my post-Bac tuition for teacher certification and to help me pay off a credit card. I currently work as a private school teacher making very little money with no benefits (about $29,000 a year). I have to pay about $1000 in the coming year for my tuition, and I have to get health insurance ASAP, but it's hard to do so with no financial help from anyone else. My parents can't help me because my mother is permanently disabled and my father took a huge pay cut this year.

A credit bureau reported the following information about this borrower member on November 27, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,206.00	Public Records On File:	0
Revolving Line Utilization:	80.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 366085

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
366085	$6,000	$6,000	9.63%	1.00%	December 8, 2008	December 13, 2011	December 13, 2012	$1,200

                This series of Notes was issued upon closing and funding of member loan 366085. Member loan 366085 was requested on November 29, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	NTX Wireless	Debt-to-income ratio:	1.76%
Length of employment:	3 months	Location:	Allentown, PA

Home town:	Cairo
Current & past employers:	NTX Wireless
Education:	Trinity Bible College

This borrower member posted the following loan description, which has not been verified:

I need the money for a year government auction (not a sheriff sale). The home would be my first and personal home that I will live in. I don't know the condtion of thses homes that is why I need a personal loan. Thank You Luther

A credit bureau reported the following information about this borrower member on November 29, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,292.00	Public Records On File:	0
Revolving Line Utilization:	4.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 366231

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
366231	$1,000	$1,000	14.42%	1.00%	December 5, 2008	December 14, 2011	December 14, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 366231. Member loan 366231 was requested on November 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Michael Enterprises	Debt-to-income ratio:	7.39%
Length of employment:	7 years 2 months	Location:	CHARLEVOIX, MI

Home town:
Current & past employers:	Michael Enterprises
Education:

This borrower member posted the following loan description, which has not been verified:

I am trying to pay off my credit cards-to be free of credit card debt within the next few months

A credit bureau reported the following information about this borrower member on November 30, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	57
Revolving Credit Balance:	$6,519.00	Public Records On File:	0
Revolving Line Utilization:	98.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 366248

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
366248	$2,450	$2,450	14.42%	1.00%	December 5, 2008	December 14, 2011	December 14, 2012	$0

                This series of Notes was issued upon closing and funding of member loan 366248. Member loan 366248 was requested on November 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,333 / month
Current employer:	Woodland Joint Unified School District	Debt-to-income ratio:	21.60%
Length of employment:	2 years	Location:	Woodland, CA

Home town:	Sacramento
Current & past employers:	Woodland Joint Unified School District, Placer Video, JC Penney
Education:	American River College

This borrower member posted the following loan description, which has not been verified:

cosolidate debt

A credit bureau reported the following information about this borrower member on November 30, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1989	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,052.00	Public Records On File:	0
Revolving Line Utilization:	98.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 366380

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
366380	$3,000	$3,000	12.53%	1.00%	December 8, 2008	December 16, 2011	December 16, 2012	$300

                This series of Notes was issued upon closing and funding of member loan 366380. Member loan 366380 was requested on December 2, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,250 / month
Current employer:	NPower	Debt-to-income ratio:	10.55%
Length of employment:	1 month	Location:	Rock Hill, SC

Home town:	Charlotte
Current & past employers:	NPower, Iris Solutions
Education:	Winthrop University

This borrower member posted the following loan description, which has not been verified:

I purchased my first home going on 2 years ago. Its a great place, and Ive finally got it the almost way Id like it, but 20+ year old appliances are starting to fail. I had planned on using some savings to replace the appliances this past summer, but a plumbing project became required, ended up spending everything on new pipes throughout the house! So basically, Im at the point where some stuff needs to be replaced and others really should be replaced.

A credit bureau reported the following information about this borrower member on December 1, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,255.00	Public Records On File:	0
Revolving Line Utilization:	21.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 366847

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
366847	$2,000	$2,000	8.00%	1.00%	December 8, 2008	December 18, 2011	December 18, 2012	$225

                This series of Notes was issued upon closing and funding of member loan 366847. Member loan 366847 was requested on December 4, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Blue Star Group, Inc.	Debt-to-income ratio:	0.71%
Length of employment:	2 years 8 months	Location:	Danbury, CT

Home town:	Kaohsiung
Current & past employers:	Blue Star Group, Inc., EMC Corp.
Education:	Babson College

This borrower member posted the following loan description, which has not been verified:

We operate an online business that sells tshirts across multiple channels on the internet (ebay, amazon and a proprietary website called BlueStarTees.com). We would like to increase our inventory to meet additional demand during the Christmas season.

A credit bureau reported the following information about this borrower member on December 4, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,520.00	Public Records On File:	0
Revolving Line Utilization:	6.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Prospectus Supplement (Sales Report) No. 8 dated December 9, 2008